SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 13


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     25,979
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      2,706
       Class C                                                      4,179
       Institutional Class                                            625


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $29.39
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $28.53
       Class C                                                     $28.50
       Institutional Class                                         $29.48